UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒        Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

Sylvamo Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Sylvamo P.O. BOX 8016, CARY, NC 27512-9903 Sylvamo Corporation Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting To Be Held On May 16, 2024 For Shareholders of record as of March 18, 2024 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/SLVM To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/SLVM Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 6, 2024. To order paper materials, use one of the following methods. INTERNET TELEPHONE * E-MAIL www.investorelections.com/SLVM (866) 648-8133 paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Sylvamo Corporation Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K Meeting Type: Annual Meeting of Shareholders Date: Thursday, May 16, 2024 Time: 11:30 AM, Central Time Place: Sylvamo World Headquarters 6077 Primacy Parkway, Memphis, Tennessee 38119 SEE REVERSE FOR FULL AGENDA

Sylvamo Corporation Annual Meeting of Shareholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL 1. Elect the eleven director nominees named in the proxy statement to our board of directors. 1.01 Jean-Michel Ribiéras 1.02 Stan Askren 1.03 Christine S. Breves 1.04 Jeanmarie Desmond 1.05 Liz Gottung 1.06 Joia M. Johnson 1.07 Karl L. Meyers 1.08 David Petratis 1.09 J. Paul Rollinson 1.10 Mark W. Wilde 1.11 James P. Zallie 2. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024. 3. Approve, on a non-binding advisory basis, the compensation of our named executive officers. 4. Approve an amendment to Sylvamo Corporation’s Amended and Restated Certificate of Incorporation to eliminate our officers’ personal liability for breach of fiduciary duty to the fullest extent permitted by Delaware law.